UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

TECHMEDIA ADVERTISING, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o 62 Upper Cross Street, #04-01
Singapore  058353
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-65-65323001

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2009, our Board of Directors unanimously approved and adopted a stock option and incentive plan (the “2009 Stock Option and Incentive Plan”).  The purpose of the 2009 Stock Option and Incentive Plan is to advance our interests and our shareholders’ interests by affording our key personnel an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.  Pursuant to the provisions of the 2009 Stock Option and Incentive Plan, stock options, stock awards, cash awards or other incentives (the “Stock Options and Incentives”) will be granted only to our key personnel, generally defined as a person designated by the Board of Directors upon whose judgment, initiative and efforts we may rely including any director, officer, employee, consultant or advisor of the Company.

The 2009 Stock Option and Incentive Plan is to be administered by our Board of Directors, which shall determine: (i) the persons to be granted Stock Options and Incentives; (ii) the Fair Market Value of our shares; (iii) the exercise price per share of options to be granted; (iv) the number of shares to be represented by each option or incentive award; (v) the time or times at which options and incentive awards shall be granted; (vi) the interpretation of the 2009 Stock Option and Incentive Plan; (vii) whether to prescribe, amend and rescind rules and regulations relating to the 2009 Stock Option and Incentive Plan; (viii) the term and provisions or each option and incentive award granted (which need not be identical) and, with the consent of the grantee thereof, modify or amend such option or incentive award; (ix) whether to accelerate or defer (with the consent of the grantee) of the exercise date of any option or incentive award; (x) the person to execute on our behalf any instrument required to effectuate the grant of an option or incentive award previously granted by the Board; (xi) whether to accept or reject the election made by a grantee pursuant to Section 7.5 of the 2009 Stock Option and Incentive Plan; and (xii) all other determinations deemed necessary or advisable for the administration of the 2009 Stock Option and Incentive Plan.  The 2009 Stock Option and Incentive Plan provides authorization to the Board of Directors to grant Stock Options and Incentives to a total number of shares of our common stock not to exceed five million (5,000,000) shares of our common stock as at the date of adoption by the Board of Directors of the 2009 Stock Option and Incentive Plan.

The foregoing description of the 2009 Stock Option and Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 2009 Stock Option and Incentive Plan which is attached hereto as Exhibit 99.1.

In addition, on August 31, 2009, our Board of Directors unanimously approved and granted in aggregate 1,900,000 stock options to certain directors, officers and consultants of the Company having an exercise price of $2.22 per share and an expiry date of five years from the date of grant.  These stock options have vesting provisions of 10% on the date of grant and 10% on the last day of each month thereafter beginning on September 30, 2009.

The following table below sets forth the stock options awarded to the Company’s current directors and officers on August 31, 2009:

Name	Number of Stock Options
Johnny Lian Tian Yong (President, CEO & Director)	500,000
Alan Goh (Secretary & Director)	200,000
Ratner Vellu (Director)	500,000
William Goh (Treasurer & Director)	500,000

Item 9.01. Financial Statements and Exhibits.

99.1	2009 Stock Option and Incentive Plan dated August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechMedia Advertising, Inc

By:	/s/ Johnny Lian
Name: Johnny Lian
Title: President and Director

Date: September 10, 2009